UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to §240.14a-12

Chicago Mercantile Exchange Holdings Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:

	(4)	Date Filed:

On April 19, 2006, Chicago Mercantile Exchange Holdings Inc. distributed the following communication to its Class B shareholders on the exchanges trading floors:

VOTE YOUR CME CLASS B SHARES

TODAY!

Your vote is important in all elections and is necessary to ensure that enough Class B shareholders are represented at the meeting to elect the Class B directors and their respective nominating committees.

You can vote using the Internet!!

•	Go to: www.computershare.com/expressvote
•	Enter the control number** from your proxy card and follow the instructions

**If you have lost your proxy card contact Shareholder Relations at 312.930.3409 with your email address or stop by the department on the Upper Lobby. Computershare, our transfer agent, will then email you the control number so you can vote online.

*    *    *

Chicago Mercantile Exchange Holdings Inc. has filed a definitive proxy statement with the Securities and Exchange Commission (“SEC”) regarding the Annual Meeting of Shareholders to be held on April 26, 2006. Shareholders of Chicago Mercantile Exchange Holdings Inc. are urged to read the definitive proxy statement and any other relevant materials filed by Chicago Mercantile Exchange Holdings Inc. with the SEC because they contain, or will contain, important information about Chicago Mercantile Exchange Holdings Inc. and the Annual Meeting. The definitive proxy statement and any other documents filed by Chicago Mercantile Exchange Holdings Inc. with the SEC, may be obtained free of charge at the SEC’s Web site at www.sec.gov. In addition, shareholders may obtain free copies of these documents by contacting Chicago Mercantile Exchange Holdings Inc., Shareholder Relations and Membership Services, 20 South Wacker Drive, Chicago, Illinois 60606. Shareholders are urged to read the definitive proxy statement and the other relevant materials before making any voting decision with respect to matters to be acted on at the Annual Meeting.

Chicago Mercantile Exchange Holdings Inc. and its directors, executive officers and certain members of management and other employees may be deemed to be participants in the solicitation of proxies of Chicago Mercantile Exchange Holdings Inc.’s shareholders to approve the proposals. These individuals may have interests in the proposals. A detailed list of the names, affiliations and interests of the participants in the solicitation is contained in the proxy statement